Exhibit 32.01
NewBridge Bancorp
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of NewBridge Bancorp (the “Company”) certify that the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 10, 2008	/s/ Pressley A. Ridgill
Pressley A. Ridgill
President and Chief Executive Officer

Dated: November 10, 2008	/s/ Michael W. Shelton
Michael W. Shelton
Chief Financial Officer

*  This certificate is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.